CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our reports dated October 3, 1996 on Dreyfus BASIC Municipal Fund, Inc. (comprising the Dreyfus BASIC Municipal Money Market Portfolio, Dreyfus BASIC Intermediate Municipal Bond Portfolio, Dreyfus BASIC Municipal Bond Portfolio and Dreyfus BASIC New Jersey Municipal Money Market Portfolio), in this Registration Statement (Form N-1A No. 33-42162) of Dreyfus BASIC Municipal Fund, Inc.



                                               ERNST & YOUNG LLP


New York, New York
December 30, 1996